SUBSIDIARIES OF BELL & HOWELL COMPANY
                     -------------------------------------
                             (Delaware Corporation)
                                February 27, 1997

Bell & Howell Operating Company
(100% owned by Bell & Howell Company)
Subsidiaries are 100% owned by
Bell & Howell Operating Company unless
otherwise indicated                                           Incorporation
-------------------------------------                         -------------

Bell & Howell Acceptance Corporation                          Delaware

  -  BHAC Leasing Corporation                                 Delaware
       (100% owned by Bell & Howell Acceptance Corporation)


Bell & Howell A-V Limited                                     United Kingdom
  (100% owned by Bell & Howell Operating Company;
  1 share held by a director for Bell & Howell Operating Company)


Bell & Howell Company (Nameholding)                           Nevada


Bell & Howell Document Management Products Company            Delaware


Bell & Howell Foreign Sales Corporation                       Barbados


Bell & Howell France S.A.                                     France
  (97% owned by Bell & Howell Operating Company;
   3% owned by Bell & Howell GmbH;
   9 shares held by individuals as required by By-Laws)
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Bell & Howell GmbH                                            Germany

  -  Bell & Howell AG                                         Switzerland
       (100% owned by Bell & Howell GmbH)

  -  Bell & Howell Ges.m.b.H.                                 Austria
       (100% owned by Bell & Howell GmbH)


Bell & Howell International Services Company                  Delaware


Bell & Howell Operating Company - Subsidiary                  Incorporation


Bell & Howell Japan Co., Ltd.


Bell & Howell Limited                                         United Kingdom
  (100% owned by Bell & Howell Operating Company;
  1 share held by director for Bell & Howell Operating Company)

  - Micromedia Limited                                        United Kingdom
      (100% owned by Bell & Howell Limited;
  1 share held by a director for Bell & Howell Limited)


Bell & Howell Ltd                                             Canada

  - Bell & Howell (Quebec) Ltd./Bell & Howell (Quebec) Ltee   Quebec
      (100% owned by Bell & Howell Ltd; 5 shares held by officers and directors for Bell & Howell Ltd)


Bell & Howell Mail Processing Systems Company                 Delaware
  (Formerly known as Bell & Howell Phillipsburg Company)


Bell & Howell Mailmobile Company                              Delaware
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Bell & Howell Nederland BV                                    Netherlands

  - Pretec Precisie Techniek BV                               Netherlands
      (100% owned by Bell & Howell Nederland BV)


Bell & Howell Postal Systems Inc.                             Delaware
  (Formerly known as Bell & Howell Documail Systems Company)


Bell & Howell Publication Systems Company                     Delaware

  - Bell & Howell Publication Systems Company BV              Netherlands
      (100% owned by Bell & Howell Publication Systems
      Company)


Bell & Howell Protocorp International, Inc.                   North Carolina
 (formerly Protocorp International, Inc.)


Bell & Howell PW Acquisition Company


Bell & Howell PW Licensing Company


Bell & Howell Operating Company - Subsidiary
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UMI Company
  Delaware
  (Formerly University Microfilms, Inc.)

  - DataTimes Corporation                                     Oklahoma
       (100% owned by UMI Company)

  - DataTimes (UK)                                            England

  - DataTimes Worldwide Corporation
      (100% owned by DataTimes Corporation)

  - DataTimes Global Information Corporation
      (100% owned by DataTimes Corporation)

  -  UMI Information Store, Inc.                              Delaware
       (100% owned by UMI Company)
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